Exhibit 10.1

MEDICINOVA, INC.

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made by and between MediciNova, Inc., a Delaware corporation (“MediciNova”), and Danerius, LLC, a Delaware limited liability company (“Consultant”), effective as of June 12, 2009 (“Effective Date”), for the purpose of setting forth the terms and conditions by which MediciNova will acquire Consultant’s services.

In consideration of the mutual obligations specified in this Agreement, and any compensation paid to Consultant for his or her services, the parties agree to the following:

1. Services. Attached to this Agreement as Exhibit A and incorporated herein by this reference is a statement of the work to be performed by Consultant (“Services”), the payment terms for the Services, the types of any expenses to be paid in connection with the Services, a description of the deliverables to be provided by Consultant and such other terms and conditions as the parties deem appropriate or necessary for the performance of the Services (“Statement of Work”). Consultant shall perform all Services set forth herein in a timely and professional manner consistent with professional standards and in accordance with the terms and conditions of this Agreement, including Exhibit A. The parties agree that all Services shall be performed by Alan W. Dunton, the principal of Consultant; provided, however, that Consultant may engage the assistance of other persons with the prior written consent of MediciNova.

2. Compensation; Payments.

2.1 Compensation. In consideration of the Services to be rendered hereunder, Consultant shall be paid as set forth in the Statement of Work. Unless otherwise set forth in the Statement of Work, any payments due to Consultant for performance of the Services, except with respect to amounts subject to a bona fide dispute, shall be due thirty (30) days from receipt by MediciNova of Consultant’s invoice therefor.

2.2 Expenses. MediciNova shall reimburse Consultant for reasonable travel and other business expenses that are incurred by Consultant in the performance of the Services and are approved in advance by MediciNova. Consultant shall provide MediciNova with an itemized list of all such expenses and supporting receipts with each invoice therefor.

3. Proprietary Information.

3.1 Proprietary Information. In the course of performing the Services hereunder, Consultant understands that he will receive and otherwise be exposed to confidential and proprietary information, materials and know-how owned by MediciNova or received by MediciNova from third parties pursuant to an obligation of confidentiality with respect thereto which relate to MediciNova’s product development programs, business and operations, strategies, technologies, intellectual property and potential business transactions in whatever form, tangible or intangible, whether disclosed to or learned by Consultant before or after the Effective Date of this Agreement (“Proprietary Information”). For purposes of this Agreement, Proprietary Information shall include, but not be limited to, (a) any compound, formulation or sample; (b) any procedure, discovery, invention, formula, data, result, idea or technique; (c) any trade secret, trade dress, copyright, patent or other intellectual property right, or any registration or application therefor, or materials relating thereto; (d) any information relating to any of the foregoing or to any research, development, manufacturing, engineering, marketing, servicing, sales, financing, strategic acquisitions or business combinations, legal or other business activities of MediciNova or to any of MediciNova’s present or future products, pricing, plans, forecasts, suppliers, clients, customers, employees, consultants, partners or investors; (e) all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints and other documents or materials, or copies thereof, received by Consultant in the course of Consultant’s performance of the Services, including records and other materials pertaining to Work Product (as defined below); and (f) all Work Product. In addition, the terms and conditions of this Agreement and the fact that Consultant is performing the Services on behalf of MediciNova shall be deemed Proprietary Information hereunder.

3.2 Restrictions on Use and Disclosure. Consultant acknowledges the confidential and secret nature of the Proprietary Information and agrees that the Proprietary Information is the extremely valuable property of MediciNova or of the third party from which MediciNova received such Proprietary Information. Accordingly, Consultant agrees that, during the term of this Agreement and thereafter, he (a) shall hold all Proprietary Information in strict confidence for the benefit of MediciNova; (b) shall not copy or use any Proprietary Information, except as may be necessary to perform the Services; (c) shall use the Proprietary Information only for the benefit of MediciNova in performance of the Services hereunder (and not for the benefit of Consultant or any third party or for any other purpose); and (d) shall not disclose or otherwise make available any such Proprietary Information to any third party, except as authorized in writing and in advance by MediciNova. All Proprietary Information is and shall remain the sole property of MediciNova. Upon termination or expiration of this Agreement, or upon the request of MediciNova, Consultant agrees to immediately cease using and return to MediciNova all Proprietary Information (including all whole and partial copies, extracts and derivatives thereof), whether in Consultant’s possession or under Consultant’s direct or indirect control.

3.3 Exclusions. The foregoing restrictions on use and disclosure shall not apply to any Proprietary Information to the extent Consultant can prove such Proprietary Information (a) is or has become generally known to the public through no unlawful act of Consultant; (b) was known to Consultant prior to the time of its disclosure by MediciNova, as evidenced by Consultant’s written records; or (c) becomes known to Consultant from a source other than MediciNova lawfully having possession of and the right to disclose such Proprietary Information, as evidenced by Consultant’s written records. In addition, notwithstanding Section 3.2 above, Consultant may disclose any Proprietary Information to the extent that Consultant is legally compelled to disclose such Proprietary Information, provided that Consultant shall give advance notice of such compelled disclosure to MediciNova and shall cooperate with MediciNova in connection with any efforts to prevent or limit the scope of such disclosure and/or use of the Proprietary Information.

4. Ownership of Work Product.

4.1 Work Product. Consultant agrees that any and all designs, ideas, developments, discoveries, improvements, inventions, technology, works of authorship and other creations conceived, written, created or first reduced to practice in the performance of Services under this Agreement, together with all intellectual property rights relating thereto (“Work Product”), shall be the sole and exclusive property of MediciNova and shall be deemed part of the Proprietary Information for purposes of this Agreement. Except to the extent expressly set forth in this Agreement, Work Product shall include, without limitation, all deliverables and other materials prepared, accumulated or developed by Consultant in connection with the Services, whether or not delivered to MediciNova. Consultant hereby irrevocably assigns to MediciNova all its right, title and interest in and to any and all such Work Product, including, without limitation, all copyrights, trademarks, trade secrets, patents and all other intellectual property and proprietary rights related thereto, whether existing now or in the future, effective immediately upon the inception, conception, creation or development thereof. Consultant further agrees that MediciNova possesses and shall retain all right, title and interest in all Work Product under this Agreement.

4.2 Assistance. Consultant agrees (a) to disclose promptly to MediciNova all Work Product and (b) to execute all written instruments (including, without limitation, all patent applications, invention assignments and copyright assignments) and do such other acts as reasonably required in the opinion of MediciNova to obtain a patent, register a copyright or otherwise evidence, perfect or enforce MediciNova’s right, title and interest in and to such Work Product. Reasonable costs related to such assistance, if required, shall be paid by MediciNova. Consultant’s obligation to assist MediciNova as described above in this Section 4.2 shall continue beyond the termination of this Agreement. If MediciNova is unable, after reasonable effort, to secure Consultant’s signature on any document as provided in this Section 4.2, Consultant hereby designates and appoints MediciNova and its duly authorized officers and agents as its agent and attorney in fact to undertake such acts and to do all other lawfully permitted acts necessary to achieve the intent of this Section 4 with the same legal force and effect as if executed by Consultant.

5. Conflicting Engagements. Consultant will notify MediciNova in writing prior to entering into any employment or consulting arrangement with one or more third parties which involves either subject matter substantially similar to any Services that Consultant is to provide hereunder or services which Consultant is to provide for the benefit of third parties who are competitors of MediciNova. During the term of this Agreement, Consultant shall not accept work or enter into any agreement or accept any obligation that is inconsistent or incompatible with Consultant’s obligations under this Agreement or which may involve use or disclosure of any Proprietary Information other than as permitted hereunder. Consultant represents and warrants that, to the best of its knowledge, there is no other existing agreement or duty on Consultant’s part inconsistent with this Agreement.

6. Term; Termination.

6.1 The term of this Agreement shall commence on the Effective Date and remain in full force and effect for a period of four (4) months. Either MediciNova or Consultant may terminate this Agreement at any time, with or without cause, upon thirty (30) days prior written notice to the other, and MediciNova may terminate this Agreement immediately upon a breach of this Agreement by Consultant.

6.2 In the event this Agreement is terminated, Consultant shall cease all Services immediately after receiving notice from MediciNova, return all Proprietary Information (including all copies, extracts and derivatives thereof) as provided in Section 3, deliver to MediciNova all Work Product (including all Work Product then in progress) and related documentation and property belonging to MediciNova, and provide MediciNova with an invoice for any completed Services for which compensation has not already been paid. Unless this Agreement has been terminated by MediciNova for breach by Consultant, MediciNova agrees to pay Consultant compensation due for Services actually rendered prior to the date of termination. If compensation has been advanced to Consultant, Consultant shall reimburse any amounts for which any Services have not been performed prior to the date of the notice of termination. Notwithstanding expiration or termination of this Agreement for any reason, any rights and obligations, which by their nature should survive, will remain in full force and effect. In particular, Sections 3, 4, 6, 9, 10, 11, 12 and 14 shall survive the expiration or termination of this Agreement.

7. Compliance With Applicable Laws and Policies. Consultant warrants that all materials supplied and Services performed under this Agreement shall be in compliance with all applicable laws, rules, ordinances and regulations (“Applicable Law”) as well as any and all of MediciNova’s written policies and procedures, including handbooks, policy manuals and codes of ethics.

8. Independent Contractor. Consultant is acting in the capacity of an independent contractor hereunder, and nothing contained herein shall be construed or deemed to create an agency, partnership, joint venture or an employee/employer relationship between MediciNova and Consultant. MediciNova shall not make any deductions from any amounts payable to Consultant for taxes. Consultant shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority, including, but not limited to, any withholding taxes, self-employment taxes, and social security, unemployment or disability insurance or similar items, including interest and penalties thereon, with respect to Consultant’s performance of services and receipt of fees under this Agreement.

9. Legal and Equitable Remedies. Consultant hereby acknowledges that any remedy at law for any violation of the provisions of this Agreement, including, without limitation, the actual or threatened disclosure of Proprietary Information without the prior express written consent of MediciNova, will be inadequate and that MediciNova may suffer irreparable damage through any such violation and that therefore, in addition to any other remedies it may have, MediciNova may seek and obtain injunctive relief against a breach or threatened breach of such obligations of Consultant and Consultant shall be liable for all of MediciNova’s costs and reasonable attorneys’ fees incurred in connection therewith, to the maximum extent permitted by Applicable Law.

10. Business Relationships. Consultant acknowledges that MediciNova’s relationships with its employees, partners and third party service providers are valuable business assets. Consultant agrees that, during the term of this Agreement and for one (1) year thereafter, Consultant shall not (for itself or for any third party) divert or attempt to divert from MediciNova any business, employee, partner or third party service provider, through solicitation or otherwise, without the prior written consent of MediciNova.

11. Warranties. Consultant represents and warrants that (a) Consultant is duly formed and validly existing under the laws of the State of Delaware and has the full power and authority to enter into this Agreement and to perform its obligations hereunder; (b) Consultant has good and marketable title to all of Consultant’s Work Product and has the right to grant the rights and assignments granted herein, without the need for any assignments, releases, consents or approvals not yet obtained; (c) the Work Product shall not be subject to any restrictions or to any claims, mortgages, liens, pledges, security interests, encumbrances, encroachments or demands of third parties, including any claims by any such third parties with respect to such third parties’ intellectual property rights in the Work Product; (d) the Work Product does not and shall not infringe, misappropriate or violate any patent, copyright, trademark, trade secret or other proprietary rights of any third party; and (e) the Services, including any deliverables required hereunder, shall be performed in accordance with professional standards and shall substantially conform to any specifications for such Services and/or deliverables as set forth or referenced in the Statement of Work. In addition, in the event that MediciNova provides Consultant with prior written approval to engage any third parties in the performance of any Services, Consultant represents and warrants that (i) Consultant shall be responsible for managing any permitted subcontractors hereunder and (ii) all permitted subcontracts shall contain all of the material terms and conditions set forth in this Agreement.

12. Use of MediciNova Name. Consultant shall not make any written use or reference to MediciNova’s name for any marketing, public relations, advertising, display or other business purpose without the prior written consent of MediciNova, which consent may be granted or withheld in MediciNova’s sole and absolute discretion.

13. Notices. (a) Any notices required or permitted hereunder shall be given to the appropriate party at the address specified at below (or at such other address as the party shall specify in writing). Such notice shall be deemed given either (a) upon personal delivery, (b) one (1) business day after being sent by overnight delivery service, or (c) on the day of transmission by facsimile, provided that the notifying party confirms receipt of such transmission with the other party by telephone.

If to MediciNova:	MediciNova, Inc.
4350 La Jolla Village Drive, Suite 950
San Diego, CA 92122
Attention: Shintaro Asako
Telephone: 858-373-1500
Fax: 858-373-7000
Email: asako@medicinova.com

If to Consultant:	Danerius, LLC

14. General. The parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors and assigns, except that Consultant may not delegate or assign any of his or her obligations or rights under this Agreement without MediciNova’s prior written consent. This Agreement, and the Exhibit attached hereto and hereby incorporated herein, constitute the parties’ final, exclusive and complete understanding and agreement with respect to the subject matter hereof and supersede all prior and contemporaneous understandings and agreements relating to its subject matter. This Agreement may not be modified or amended unless mutually agreed upon in writing by both parties. The waiver by either party of a breach of or a default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any such right or remedy. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, such provision shall be enforced to the maximum extent possible so as to effect the intent of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, and the remainder of this Agreement shall remain in full force and effect. The laws of the State of California, excluding its conflicts of laws principles, shall govern this Agreement. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATED TO THIS AGREEMENT. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

MEDICINOVA		CONSULTANT

By:	/s/ Shintaro Asako	By:	/s/ Alan W. Dunton

Shintaro Asako		Alan W. Dunton
Name		Name

Vice President and Chief Financial Officer		President
Title		Title

EXHIBIT A

STATEMENT OF WORK

Services: Subject at all times to consultation with the Chief Executive Officer, Chief Financial Officer and MediciNova’s Board of Directors or their designated representatives, Consultant shall assist and advise MediciNova in connection with MediciNova’s product development programs and development activities. Consultant shall provide all such Services as the Chief Executive Officer may reasonably request from time to time.

Type or Rate of Payment: Consultant shall be paid at the rate of Twenty-Seven Thousand Five Hundred Dollars ($27,500.00) per month, commencing as of the Effective Date of this Agreement, for the term of the Agreement.

Timing of Payment(s): Consultant shall invoice MediciNova upon execution of this Agreement in the amount of Twenty-Seven Thousand Five Hundred Dollars ($27,500.00) for the first month of the Services and thereafter on the fifteenth (15th) day of each month for subsequent monthly payments due hereunder. Each invoice shall include complete support documentation for all expenses incurred in performance of the Services. All undisputed amounts set forth in each invoice shall be due and payable within thirty (30) business days from receipt by MediciNova of Consultant’s invoice therefor.

Expenses: Consultant shall be reimbursed for reasonable, documented expenses incurred while performing the Services that are preapproved by MediciNova in accordance with Section 2.2 of this Agreement.